Exhibit 10.2B

AMENDMENT TO STOCK APPRECIATION RIGHT GRANT AGREEMENT

This Amendment (the “Amendment”) to the Stock Appreciation Right Grant Agreement, dated as of August 21, 2012 (the “Award”), between Banc of California, Inc. (f/k/a First PacTrust, Bancorp, Inc.) (the “Company”) and Steven Sugarman (the “Grantee”) is effective December 13, 2013. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Award.

1. Section 1 of the Award is hereby amended by deleting the last sentence of the first paragraph in its entirety and replacing it with the following:

“The SAR shall be settled upon exercise in shares of Common Stock pursuant to the Company’s 2013 Omnibus Stock Incentive Plan, as the same may be amended from time to time (the “Plan”).”

2. Section 2 of the Award is hereby amended by deleting the first full paragraph following the table setting forth the vesting schedule in its entirety and replacing it with the following:

“The notice of exercise of all or a portion of this SAR shall be in the form prescribed by the Compensation Committee of the Board of Directors of the Company (or such other committee as may be designated by the Board of Directors of the Company) (the “Committee”) and directed to the address set forth in Section 8 below. The date of exercise is the date on which such notice is received by the Company. The SAR represents the right, upon exercise, to receive shares of Common Stock in an amount equal to the quotient of (i) the product of (A) the excess, if any, of (x) the Fair Market Value (as defined in the Plan) of one share of Common Stock on the date of exercise over (y) $12.12 (the Fair Market Value of one share of Common Stock on the Grant Date) multiplied by (B) the number of SAR Shares with respect to which the SAR is being exercised divided by (ii) the Fair Market Value of Common Stock on the date of exercise.”

3. Section 7 of the Award is hereby deleted in its entirety and replaced with the following:

“Stockholder Rights not Granted by this SAR. The Grantee is not entitled by virtue hereof to any rights of a stockholder of the Company or to notice of meetings of stockholders or to notice of any other proceedings of the Company. The Grantee shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to this SAR (including, if applicable, the right to vote the applicable shares of Common Stock and the right to receive dividends) when the Grantee has given written notice of the exercise of all or a portion of the SAR and has received such shares of Common Stock.”

4. Section 8 of the Award is hereby deleted in its entirety and replaced with the following:

“Notices. All notices hereunder to the Company shall be delivered or mailed to it addressed to the Secretary of Banc of California, Inc., 18500 Von Karman Avenue, Suite 900, Irvine, California 92612. Any notices hereunder to the Grantee shall be delivered personally or mailed to the Grantee’s current address according to the Company’s personnel files. Such addresses for the service of notices may be changed at any time, provided written notice of the change is furnished in advance to the Company or to the Grantee, as the case may be.”

5. Section 9 of the Award is hereby deleted in its entirety and replaced with the following:

“Withholding Tax. Where the Grantee or another person is entitled to receive shares of Common Stock pursuant to the exercise of this SAR or an Additional SAR, the Grantee or such other person shall pay to the Company the minimum amount required by law to be withheld with respect to federal, state and local taxes of any kind (including the Grantee’s FICA obligation) with respect to the exercise of such SAR Shares, or, in the Grantee’s discretion and in lieu thereof, to withhold a number of shares of Common Stock to be received by the Grantee upon exercise having a Fair Market Value on the date of withholding equal to the minimum amount required by law to be withheld with respect to federal, state and local taxes of any kind (including the Grantee’s FICA obligation).”

6. Except as expressly amended by this Amendment, all terms and conditions of the Award remain in full force and effect and are unmodified hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the day and year first above written.

BANC OF CALIFORNIA, INC.

/s/ Ronald J. Nicolas, Jr.
Ronald Nicolas, Chief Financial Officer

Acknowledged and Agreed:

By:	/s/ Steven Sugarman
Steven Sugarman